UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2022

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, Suite 400 Dallas, TX	75254
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

9.25% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	COMSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2022, COMSovereign Holding Corp. (the “Company”) filed a notice of late filing on Form 12b-25 with the Securities and Exchange Commission (the “SEC”) to report that its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) would not be timely filed.

On April 19, 2022, the Company received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed the Form 10-K, the Company is no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the SEC.

This notification has no immediate effect on the listing of the Company’s securities on Nasdaq. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s common stock, warrants and 9.25% Series A Cumulative Redeemable Perpetual Preferred Stock will be subject to delisting from Nasdaq. Under Nasdaq rules, the Company has 60 calendar days to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the Form 10-K (as extended pursuant to Rule 12b-25 under the Securities Exchange Act of 1934, as amended) to regain compliance. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is working diligently to complete the Form 10-K and intends to file the Form 10-K with the SEC as promptly as practicable and within 30 days.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, the Company announced the resignation of Fran Jandjel as the Company’s Chief Financial Officer and Executive Vice President, effective on April 15, 2022, to pursue personal family commitments. Ms. Jandjel’s decision to resign as Chief Financial Officer was not related to any disagreements with the Company on any matter relating to its operations, policies or practices or any issues regarding financial disclosures,

The Company has retained a senior financial professional with extensive public company experience to assist with the completion of the Form 10-K and has commenced a national search for a new Chief Financial Officer.

Item 7.01. Regulation FD Disclosures.

On April 21, 2022, the Company issued press release announcing the resignation of Fran Jandjel as the Company’s Chief Financial Officer and a press release announcing the Company’s receipt of the Nasdaq notification letter referenced above, copies of which are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
99.1	Press release dated April 21, 2022 announcing the resignation of Fran Jandjel.

99.2	Press release dated April 21, 2022 announcing the receipt of the Nasdaq notification letter.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2022	COMSOVEREIGN HOLDING CORP.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chairman and Chief Executive Officer

3